UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 6, 2006

BOOTS & COOTS INTERNATIONAL WELL CONTROL, INC.
(Exact name of Registrant as specified in its charter)

Delaware	1-13817	11-2908692
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

11615 North Houston Rosslyn Houston, Texas (Address of principal executive offices)	77086 (Zip Code)

Registrant’s telephone number, including area code: (281) 931-8884

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On November 6, 2006, Boots & Coots International Well Control, Inc. (the “Company”) appointed Robert G. Croyle to its board of directors, effective January 1, 2007. Mr. Croyle will serve as a Class 1 director. At this time, Mr. Croyle has not been appointed to a committee of the Company’s board of directors. The Company will file an amendment to this Current Report on Form 8-K to report any such appointment within four business days after the information is determined or becomes available. Mr. Croyle was nominated as a director by Oil States International, Inc., which obtained the contractual right to appoint up to three individuals to the board of directors of the Company in conjuction with the Company’s acquisition of the hydraulic well control division of Oil States in March 2006.

Mr. Croyle is Vice Chairman and Chief Administrative Officer of Rowan Companies, Inc., a major international offshore and land drilling contractor traded on the New York Stock Exchange. Mr. Croyle has held various positions with Rowan Companies since 1973, including serving as a director since 1998. In 1993, he was appointed Executive Vice President with management responsibility for Rowan’s aviation and manufacturing divisions. He held this position until 2002, when he was named to his current positions.

The Board of directors also elected Douglas Swanson, a director since March 2006, as Chairman of the Board. Mr. Swanson succeeds Kirk Krist who will continue to serve on the board of directors. Mr. Krist was re-elected for a three year term as a Class III Director in September 2006.

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this current report to be signed on its behalf by the undersigned thereunto duly authorized.

BOOTS & COOTS INTERNATIONAL WELL
CONTROL, INC.

Date: November 9, 2006	By:	/s/ Gabriel Aldape
Gabriel Aldape
Chief Financial Officer

 3